As filed with the Securities and Exchange Commission on November 19, 2009

Registration No. 333- ___________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 ____________________

FORM S-3

_____________________

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GREEN PLAINS RENEWABLE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Iowa	84-1652107
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9420 Underwood Ave., Suite 100
Omaha, Nebraska 68114
(402) 884-8700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Todd A. Becker

President and Chief Executive Officer

Green Plains Renewable Energy, Inc.

9420 Underwood Ave., Suite 100

Omaha, Nebraska 68114

(402) 884-8700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Michelle S. Mapes, Esq.
Green Plains Renewable Energy, Inc.

9420 Underwood Ave., Suite 100

Omaha, Nebraska 68114

(402) 884-8700

Approximate date of commencement of proposed sale to the public:

From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Proposed maximum
Title of each class of	Amount to be	aggregate offering	Amount of
securities to be registered	registered (1)	price (1)	registration fee (2)

Common stock, par value $0.001 per share	—	—	—
Debt securities
Warrants	—	—	—
Total	$100,000,000	$100,000,000	$5,580

1.

There is being registered hereunder an indeterminate number of shares of common stock, debt securities and warrants that may be issued by the registrant at various times and at indeterminate prices, with a total offering price not to exceed $100,000,000. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable by the registrant with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance of securities and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3.

Pursuant to Rule 457(i) under the Securities Act, the securities being registered hereunder also include:

(a)

such indeterminate number of shares of common stock as may be issuable by the registrant upon conversion or exchange of any common stock, debt securities or warrants issued under this Registration Statement;

(b)

such indeterminate principal amount of debt securities as may be issuable by the registrant upon conversion or exchange of any warrants issued under this Registration Statement. If any debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount at maturity as shall result in aggregate gross proceeds to the registrant not to exceed $100,000,000, less the gross proceeds attributable to any securities previously issued pursuant to this Registration Statement.; and

(c)

such indeterminate number of warrants as may be issuable by the registrant upon conversion or exchange of any common stock or debt securities issued by the registrant under this Registration Statement.

In no event will the aggregate offering price of all securities issued by the registrant from time to time pursuant to this Registration Statement exceed $100,000,000, excluding accrued interest, if any, on any debt securities issued under this Registration Statement. The securities registered by the registrant hereunder may be sold separately or with other securities registered hereunder.

2.

Calculated pursuant to Rule 457(o) under the Securities Act. Pursuant to Rule 457(o) and General Instruction II. D to Form S-3, the table does not specify by each class information as to the amounts to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the company shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), shall determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 18, 2009

PROSPECTUS

GREEN PLAINS RENEWABLE ENERGY, INC.

$100,000,000

COMMON STOCK

WARRANTS

DEBT SECURITIES

We may, from time to time, issue up to a $100,000,000 aggregate principal amount of common stock, warrants and/or debt securities. The securities may be offered separately or together, in separate classes or series, in amounts, at prices and on terms to be determined at the time of the offering. We will specify in an accompanying prospectus supplement the terms of the securities. We may sell these securities to or through underwriters and also to other purchasers or through agents. We will set forth the names of any underwriters or agents in the accompanying prospectus supplement. See “Plan of Distribution.”

Our common stock is quoted on The NASDAQ Global Market under the symbol “GPRE.”

Investing in our securities involves risks. See “Risk Factors” on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.

THE DATE OF THIS PROSPECTUS IS ________________, 2009.

TABLE OF CONTENTS

About This Prospectus

1

Special Note Regarding Forward-Looking Statements

1

Our Business

2

Risk Factors

3

Use Of Proceeds

3

The Securities We May Offer

4

Description Of Common Stock

4

Description Of Warrants

7

Description Of Debt Securities

8

Legal Ownership Of Securities

12

Plan Of Distribution

14

Legal Matters

15

Experts

15

Where You Can Find More Information

15

Incorporation Of Documents By Reference

16

Item 14. Other Expenses of Issuance and Distribution

II-1

Item 15. Indemnification of Directors and Officers

II-1

Item 16. Exhibits

II-2

Item 17. Undertakings

II-2

EX-5.1
EX-23.1
EX-23.2

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may offer shares of our common stock, as well as various series of debt securities and warrants, to purchase any of such securities, either individually or in units, in one or more offerings, up to a total dollar amount of $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of those securities. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to carefully read this prospectus and any applicable prospectus supplement, together with the information incorporated by reference herein as described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference” before buying any of the securities being offered.

THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free-writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free-writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free-writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free-writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This prospectus contains such “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be made directly in this prospectus, and they may also be made a part of this prospectus by reference to other documents filed with the SEC, which is known as “incorporation by reference.”

This prospectus contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. Forward-looking statements generally do not relate strictly to historical or current facts, but rather to plans and objectives for future operations based upon management’s reasonable estimates of future results or trends, and include statements preceded by, followed by, or that include words such as “anticipates,” “believes,” “continue,” “estimates,” “expects,” “intends,” “outlook,” “plans,” “predicts,” “may,” “could,” “should,” “will,” and words and phrases of similar impact, and include, but are not limited to, statements regarding future operating or financial performance, business strategy, business environment, key trends, and benefits of actual or planned acquisitions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although we believe that our expectations regarding future events are based on reasonable assumptions, any or all forward-looking statements in this prospectus may turn out to be incorrect. They may be based on inaccurate assumptions or may not account for known or unknown risks and uncertainties. Consequently, no forward-looking statement is guaranteed, and actual future results may vary materially from the results expressed or implied in our forward-looking statements. The cautionary statements in this prospectus expressly qualify all of our forward-looking statements. In addition, the Company is not obligated, and does not intend, to update any of its forward-looking statements at any time unless an update is required by applicable securities laws. Factors that could cause actual results to differ from those expressed or implied in the forward-looking statements include, but are not limited to, those discussed in “Risk Factors” of this prospectus or in any document incorporated by reference. Specifically, we may experience significant fluctuations in future operating results due to a number of economic conditions, including, but not limited to, competition in the ethanol industry, commodity market risks, financial market risks, counter-party risks, risks associated with changes to federal policy and/or regulation and other risk factors detailed in our reports filed with the Securities and Exchange Commission. Actual results may differ from projected results due, but not limited, to unforeseen developments.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or in any document incorporated by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

OUR BUSINESS

References to “we,” “us,” “our,” “Green Plains,” or the “Company” in this prospectus refer to Green Plains Renewable Energy, Inc., an Iowa corporation, and its subsidiaries.

Green Plains was formed in June 2004 to construct and operate dry mill, fuel-grade ethanol production facilities. To add shareholder value, we have expanded our business operations beyond ethanol production to integrate a full-service grain and agronomy business, ethanol marketing services, terminal and distribution assets, and next generation research and development in algae production.

Ethanol is a renewable, environmentally clean fuel source that is produced at numerous facilities in the United States, mostly in the Midwest. In the U.S., ethanol is produced primarily from corn and then blended with unleaded gasoline in varying percentages. The ethanol industry in the U.S. has grown significantly over the last few years as its use reduces harmful auto emissions, enhances octane ratings of the gasoline with which it is blended, offers consumers a cost-effective choice, and decreases the amount of crude oil the U.S. needs to import from foreign sources. Ethanol is most commonly sold as E10, the 10 percent blend of ethanol for use in all American automobiles. Increasingly, ethanol is also available as E85, a higher percentage ethanol blend for use in flexible fuel vehicles.

Operations commenced at our ethanol plant in Shenandoah, IA in August 2007; at our ethanol plant in Superior, IA in July 2008; at our ethanol plant in Bluffton, IN in September 2008; at our ethanol plant in Obion, TN in November 2008; and at our ethanol plants in Ord, NE and Central City, NE in July 2009. The expected annual operating capacity of these six ethanol production facilities totals approximately 480 million gallons (“mmgy”) of fuel-grade ethanol.

Green Plains Trade Group LLC (“Green Plains Trade”), a wholly-owned subsidiary of the Company, is responsible for the sales, marketing and distribution of all ethanol produced at our production facilities. The majority of our ethanol is sold to regional and national markets. Our ethanol plants produce wet, modified wet and dried distillers grains, which is also marketed by Green Plains Trade. We also market and distribute ethanol for third-party ethanol producers with expected annual production totaling approximately 360 mmgy through Green Plains Trade. Combined with our own production, we market approximately 840 million gallons annually, which is approximately 8% of the U.S. supply of ethanol.

We acquired a full-service cooperative in April 2008, renamed as Green Plains Grain Company LLC, which specializes in grain, agronomy, feed and petroleum products with seven locations in northwestern Iowa. This business complements the ethanol plants in its grain handling and marketing, as well as grain procurement required in ethanol processing.

Our operations are highly dependent on commodity prices, especially prices for corn, ethanol, distillers grains and natural gas. As a result of price volatility for these commodities, our operating results may fluctuate substantially. The price and availability of corn are subject to significant fluctuations depending upon a number of factors that affect commodity prices in general, including crop conditions, weather, federal policy and foreign trade. Because the market price of ethanol is not always directly related to corn prices, at times ethanol prices may lag movements in corn prices and, in an environment of higher prices, compress the overall margin structure at the plants. As a result, at times, we may operate our plants at narrow, or possibly negative, operating margins.

We utilize a disciplined risk management program with a comprehensive policy to monitor and measure the risk of commodity price movements. There has been a great deal of volatility in the corn and ethanol markets. We believe that market volatility is attributable to a number of factors, including but not limited to grain export demand, market speculation, currency valuation, global economic conditions, ethanol demand and current production concerns. We attempt to hedge the majority of our positions by buying, selling and holding inventories of various commodities, some of which are readily traded on commodity futures exchanges. We focus on locking in margins based on an earnings before interest, taxes, depreciation and amortization (“EBITDA”) model that continually monitors market prices of corn, natural gas and other input costs against prices for ethanol and distillers grains at each of our production facilities. We create offsetting positions by using a combination of derivative instruments, fixed-price purchases and sales, or a combination of strategies in order to manage risk associated with commodity price fluctuations. Our primary focus is not to manage general price movements, for example minimize the cost of corn consumed, but rather to lock in favorable EBITDA margins whenever possible. We also employ a value-at-risk model with strict limits established by our Board of Directors to minimize commodity market exposures from open positions.

Federal policy has a significant impact on ethanol market demand. Ethanol blenders benefit from incentives that encourage usage and a tariff on imported ethanol supports the domestic industry. Additionally, the renewable fuels standard (“RFS”) mandates increased level of usage of both corn-based and cellulosic ethanol. We believe that any reversal in federal policy or the adoption of restrictive policies by states could have a profound impact on the ethanol industry.

Green Plains now has operations throughout the ethanol value chain, beginning “upstream” with our agronomy and grain handling operations, continuing through substantial ethanol production facilities and ending “downstream” with our ethanol marketing, distribution and blending facilities. We intend to continue to explore potential merger or acquisition opportunities, including those involving other ethanol producers and developers, other renewable fuels-related technologies, and grain and fuel logistics facilities. We believe that our vertical-integration model offers strategic advantages over participants operating in only one facet of the industry, such as ethanol production. By simultaneously engaging in multiple steps in the ethanol value chain, we believe we can increase efficiency, diversify cash flows and better manage commodity price and supply risks. We are seeking strategic opportunities to further consolidate and integrate firms involved in the ethanol value chain.

Our executive offices are located at 9420 Underwood Ave., Suite 100, Omaha, Nebraska 68114, and our telephone number is (402) 884-8700. Our website is www.gpreinc.com. Information contained on our website is not a part of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before purchasing our securities, you should carefully consider the risks, uncertainties and forward-looking statements described under “Risk Factors” in Item 1A of our most recent Transition Report on Form 10-KT and any amendments thereto for the nine-month transition period ended December 31, 2008 and in Item 1A of our Quarter Reports on Form 10-Q for the quarterly periods ended March 31, 2009, June 30, 2009 and September 30, 2009, as well as information incorporated by reference into this prospectus, any applicable prospectus supplement or any free-writing prospectus. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the value of our securities could decline, and you could lose part or all of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations.

USE OF PROCEEDS

Unless we indicate otherwise in the applicable prospectus supplement, we currently intend to use the net proceeds from this offering for general corporate purposes.

We have not determined the amounts we plan to spend or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds from this offering. Pending application of the net proceeds as described above, we intend to invest the net proceeds of the offering in short-term, investment-grade, interest-bearing securities.

We may set forth additional information on the use of net proceeds from the sale of securities we offer under this prospectus in a prospectus supplement relating to the specific offering.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include information in the prospectus supplement, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

•

common stock;

•

warrants to purchase common stock or debt securities of one or more series; and/or

•

debt securities.

This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•

designation or classification;

•

aggregate offering price;

•

rates and times of payment of dividends, if any;

•

redemption, conversion, exercise, exchange or sinking fund terms, if any;

•

ranking;

•

liquidation rights;

•

restrictive covenants, if any;

•

voting or other rights, if any;

•

conversion prices, if any; and

•

important United States federal income tax considerations.

The prospectus supplement may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus forms a part.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF COMMON STOCK

We are authorized to issue 50,000,000 shares of common stock, $0.001 par value per share. As of November 2, 2009, approximately 24,964,389 shares of common stock were issued and outstanding.

The following descriptions of our common stock and provisions of our Second Amended and Restated Articles of Incorporation and our Amended and Restated Bylaws, as amended, are only summaries, and we encourage you to review complete copies of these documents, which have been filed as exhibits to our periodic reports with the SEC.

Dividends, Voting Rights and Liquidation

Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. All outstanding shares of common stock are fully paid and non-assessable, and the shares of common stock to be issued upon completion of this offering will be fully paid and non-assessable. The holders of common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in our assets that are remaining after payment or provision for payment of all of our debts and obligations.

Listing

Our common stock is listed on The NASDAQ Global Market under the symbol “GPRE.”

Transfer Agent and Registrar

Computershare Trust Company, N.A., is the transfer agent and registrar for our common stock. Their address is 250 Royall Street, Canton, Massachusetts 02021, and their telephone number is 1(800) 962-4284.

Iowa Law and Certain Charter and Bylaw Provisions

The provisions of (1) Iowa law, (2) our Second Amended and Restated Articles of Incorporation, and (3) our Amended and Restated Bylaws, as amended, discussed below could discourage or make it more difficult to accomplish a proxy contest or other change in our management or the acquisition of control by a holder of a substantial amount of our voting stock. It is possible that these provisions could make it more difficult to accomplish, or could deter, transactions that stockholders may otherwise consider to be in their best interests or in our best interests. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by the board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control of us. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. Such provisions also may have the effect of preventing changes in our management.

Iowa Statutory Business Combinations Provision. We are subject to the anti-takeover provisions of Section 490.1110 of the Iowa Business Corporation Act. In general, Section 490.1110 prohibits a publicly-held Iowa corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. For purposes of Section 490.1110, a “business combination” is defined broadly to include a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and, subject to certain exceptions, an “interested stockholder” is a person who, together with his or her affiliates and associates, owns (or within three years prior, did own) 10% or more of the corporation’s voting stock.

Classified Board of Directors; Removal of Directors for Cause. Our Second Amended and Restated Articles of Incorporation and Amended and Restated Bylaws provide that our board of directors is divided into three classes, each serving staggered three-year terms ending at the annual meeting of our stockholders. All directors elected to our classified board of directors will serve until the election and qualification of their respective successors or their earlier resignation or removal. The board of directors is authorized to create new directorships and to fill such positions so created and is permitted to specify the class to which any such new position is assigned. The person filling such position would serve for the term applicable to that class. The board of directors (or its remaining members, even if less than a quorum) is also empowered to fill vacancies on the board of directors occurring for any reason for the remainder of the term of the class of directors in which the vacancy occurred. Members of the board of directors may only be removed for cause and only by the affirmative vote of 66 2/3% of our outstanding voting stock. These provisions are likely to increase the time required for stockholders to change the composition of the board of directors. For example, in general, at least two annual meetings will be necessary for stockholders to effect a change in a majority of the members of the board of directors.

Advance Notice Provisions for Stockholder Proposals and Stockholder Nominations of Directors. Our restated bylaws provide that, for nominations to the board of directors or for other business to be properly brought by a stockholder before a meeting of stockholders, the stockholder must first have given timely notice of the proposal in writing to our Secretary. For an annual meeting, a stockholder’s notice generally must be delivered not less than 45 days nor more than 75 days prior to the anniversary of the mailing date of the proxy statement for the previous year’s annual meeting. For a special meeting, the notice must generally be delivered by the later of 90 days prior to the special meeting or ten days following the day on which public announcement of the meeting is first made. Detailed requirements as to the form of the notice and information required in the notice are specified in the Amended and Restated Bylaws. If it is determined that business was not properly brought before a meeting in accordance with our bylaw provisions, such business will not be conducted at the meeting.

Special Meetings of Stockholders. Special meetings of the stockholders may be called only by our Chairman of the Board, Chief Executive Officer, President, the Board of Directors, or as otherwise allowed under the Iowa Business Corporation Act,

No Stockholder Action by Written Consent. Our restated certificate of incorporation and restated bylaws do not permit our stockholders to act by written consent. As a result, any action to be effected by our stockholders must be effected at a duly called annual or special meeting of the stockholders.

Super-Majority Stockholder Vote Required for Certain Actions. The Iowa Business Corporation Act provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless the corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our restated certificate of incorporation requires the affirmative vote of the holders of at least 66 2/3% of our outstanding voting stock to amend or repeal any of the provisions discussed in this section of this prospectus. This 66 2/3% stockholder vote would be in addition to any separate class vote that might in the future be required pursuant to the terms of any preferred stock that might then be outstanding. In addition, a 66 2/3% vote is also required for any amendment to, or repeal of, our Amended and Restated Bylaws by the stockholders. Our Amended and Restated Bylaws may be amended or repealed by a simple majority vote of the board of directors.

Bylaws Provision Regarding Substantial Transaction. Our Amended and Restated Bylaws provide that a Substantial Transaction (as defined in our Amended and Restated Bylaws) must be approved by either (i) at least seven out of the ten members of our Board of Directors or (ii) if fewer than seven members of the Board of Directors approve such transaction, then at least eighty percent (80%) of the shares outstanding and entitled to vote thereon. A “Substantial Transaction” means (i) any merger or consolidation of the Company or any significant subsidiary of the Company with or into any other entity (other than an entity that is wholly owned by the Company or a wholly owned subsidiary of the Company prior to such transaction), (ii) the sale or other disposition of all or substantially all of the assets of the Company, including assets held through a subsidiary, (iii) a change in the number of directors constituting the entire Board of Directors of the Company from ten; (iv) the issuance of any shares of a new class or new series of capital stock of the Company or the repurchase or other acquisition of outstanding shares of the capital stock of the Company; or (v) any action that would result in the circumvention of such provision. This provision of our Amended and Restated Bylaws only applies until we have issued an aggregate of 6,000,000 shares of common stock (including shares issuable upon conversion of securities convertible or exercisable into, or exchangeable for, common stock, but excluding shares issued as a stock dividend or otherwise to effect a split of the common stock) to non-affiliates.

Shareholders Agreement

Under a Shareholders’ Agreement between the Company and certain shareholders, at any time until April 16, 2010:

•

The holders of at least 30% of the registrable securities subject to the agreement may request that the Company file a Form S-1 registration statement with respect to at least 20% of their registrable securities.

•

The holders of at least 20% of the registrable securities subject to the agreement may request that the Company file a Form S-3 registration statement with respect to registrable securities having an anticipated aggregate offering price of at least $5 million dollars.

In both cases, if the Company believes in its good faith judgment that such registration statement would be materially detrimental to the Company and its shareholders, the Company shall have the right to defer taking action with respect to the filing such registration statement for a period of not more than 75 days after such request. The Company may invoke this right two times in any 12-month period.

The Company shall not be obligated to file a Form S-1 registration statement (i) during a period that is 30 days before and 90 days after the effective date of a Company-filed registration statement; (ii) after the Company has effected two registration statement under the Shareholders’ Agreement; or (iii) if the request for registration can be effected on a Form S-3 registration. Additionally, the Company shall not be obligated to file a Form S-3 registration statement (i) during a period that is 30 days before and 90 days after the effective date of a Company filed registration statement; or (ii) if the Company has effected two Form S-3 registrations within the 12 months preceding such request. In no event shall the Company be obligated to effect more than four registrations under the Shareholders’ Agreement.

In the event the Company proposes to register any of its common stock, it shall be obligated to give notice to the holders of registrable securities under the Shareholders’ Agreement to allow them to piggyback onto such registration, and include such holders’ registrable securities in such registration. The Company has provided such notice to the holders on November 4, 2009 and the holders have waived their right to piggyback onto such registration. In any offering by the Company involving an underwriting of Company shares, the Company shall not be required to include any holders’ registrable securities unless the holders agree to the terms agreed to by the Company and then only in such amounts as the underwriters determine will not jeopardize the success of the offering by the Company.

If the registration request by holders includes a request to distribute registrable securities by means of an underwriting, the holders must make such a request of the Company. All holders proposing to distribute their securities through such underwriting shall be party to an underwriting agreement and if a limit is imposed on the number of shares to be underwritten, then all holders shall be allocated their proportionate share of such underwriting. If, as a result of an underwriter cutback, fewer than 50% of the registrable securities requested to be registered by the holders are included in such registration, then that registration shall not be counted toward the maximum number of registrations permitted under the Shareholders’ Agreement.

When required to effect a registration, the Company is obligated to, among other things, (i) prepare and file with the SEC the applicable registration statement, amendments and supplements as necessary; (ii) take other usual and customary actions to provide information to the holders, and effect such registration; (iii) use its commercially reasonable efforts to cause the registrable securities to be listed on a national securities exchange or trading system; and (iv) pay all such expenses of such registration other than (a) selling expenses, underwriting discounts, selling commissions, and stock transfer taxes related to the selling holders’ shares, and (b) fees of selling holders’ legal counsel.

The Company and the selling holders agree to indemnify the other, under certain circumstances, from any loss, damage or liability to which a party may become subject under federal and state securities laws in connection with their respective obligations under the Shareholders’ Agreement. The Company further agrees (i) to make and keep available adequate current public information, and (ii) that it shall not, for a period two years after the date of the Shareholders’ Agreement, without the consent of the holders of the majority of registrable securities covered by the agreement, allow any holder or prospective holder to include such securities in any registration or allow any holder or prospective holder to initiate a demand for registration. The registration rights granted under the Shareholders’ Agreement shall terminate upon the fifth anniversary of the date of the agreement.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we so indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below.

General

We may issue warrants for the purchase of common stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock and/or debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We may enter into the warrant agreement with a warrant agent. Each warrant agent will be a bank that we select that has its principal office in the United States and a combined capital and surplus in an amount as required by applicable law. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

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the offering price and aggregate number of warrants offered;

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the currency for which the warrants may be purchased;

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if applicable, the designation and terms of the securities with which the warrants are issued and the number if warrants issued with each such security or each principal amount of such security;

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if applicable, the date on and after which the warrants and the related securities will be separately transferable;

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in the case of warrants to purchase common stock, the number of shares of common stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

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in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

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the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

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the terms of any rights to redeem or call the warrants;

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any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

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the dates on which the right to exercise the warrants will commence and expire;

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the manner in which the warrant agreement and warrants may be modified;

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federal income tax consequences of holding or exercising the warrants;

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the terms of the securities issuable upon exercise of the warrants; and

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any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

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in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

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in the case of warrants to purchase common stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 p.m. EST on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent upon exercise of the warrants.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities we offer under that prospectus supplement may differ from the terms we describe below.

 We will issue the senior debt securities under a senior indenture, which we will enter into with a trustee to be named in the senior indenture. We will issue the subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We use the term “indentures” to refer to both senior indentures and the subordinated indentures. The indentures will be qualified under the Trust Indenture Act. We use the term “debenture trustee” to refer to either a senior trustee or a subordinated trustee, as applicable.

The following summaries of material provisions of senior debt securities, subordinated debt securities and indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. Except as we may otherwise indicate, the terms of senior indentures and subordinated indentures are identical.

General

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

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the title;

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any limit on the amount that may be issued;

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whether or not we will issue the series of debt securities in global form, the terms and who the depository will be;

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the maturity date;

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the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

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whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

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the terms of the subordination of any series of subordinated debt;

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the place where payments will be made;

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our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

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the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

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whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

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whether we will be restricted from incurring any additional indebtedness;

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a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

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the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

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any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

Conversion or Exchange Rights

 We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for common stock or other securities of ours. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of common stock or other securities of ours that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless an accompanying prospectus supplement states otherwise, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate.

Events of Default Under an Indenture

The following will be events of default under the indentures with respect to any series of debt securities that we may issue:

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if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

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if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

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if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

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if specified events of bankruptcy, insolvency or reorganization occur as to us.

If an event of default with respect to debt securities of any series occurs and is continuing, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately.

 The holders of a majority-in-principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any such waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority-in-principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

the direction so given by the holder is not in conflict with any law or the applicable indenture; and

subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies only if:

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the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

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the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity, to the debenture trustee to institute the proceeding as trustee; and

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the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority-in-aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

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to fix any ambiguity, defect or inconsistency in the indenture; and

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to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority-in-aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

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extending the fixed maturity of the series of debt securities;

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reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities; or

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reducing the percentage of debt securities, the holders of which are required to consent to any amendment.

Discharge

Each indenture will provide that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

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register the transfer or exchange of debt securities of the series;

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replace stolen, lost or mutilated debt securities of the series;

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maintain paying agencies;

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hold monies for payment in trust;

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compensate and indemnify the trustee; and

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appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures will provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depository named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

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issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

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register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check, which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the State of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indentures will not limit the amount of subordinated debt securities that we may issue. It also will not limit us from issuing any other secured or unsecured debt.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass the payment or notice along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is the responsibility of the holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

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how it handles securities payments and notices;

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whether it imposes fees or charges;

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how it would handle a request for the holders’ consent, if ever required;

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whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

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how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

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if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security held by a depositary which represents one or any other number of individual securities. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

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An investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

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An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe under “Legal Ownership of Securities” above;

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An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

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An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

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The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

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The depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

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Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

The global security will terminate when the following special situations occur:

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if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

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if we notify any applicable trustee that we wish to terminate that global security; or

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if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

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through dealers or agents to the public or to investors;

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to underwriters for resale to the public or to investors;

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directly to investors; or

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through a combination of such methods.

We will set forth in a prospectus supplement the terms of the offering of securities, including:

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the name or names of any agents, dealers or underwriters;

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the purchase price of the securities being offered and the proceeds we will receive from the sale;

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any over-allotment options under which underwriters may purchase additional securities from us;

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any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

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any initial public offering price;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any securities exchanges on which the securities may be listed.

We may distribute the securities from time to time in one or more transactions at a fixed price which may be changed, market prices prevailing at the time of the sale, prices related to such prevailing market prices or negotiated prices.

Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act.

We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their businesses.

Certain persons that participate in the distribution of the securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities, including over-allotment, stabilizing and short-covering transactions in such securities, and the imposition of penalty bids, in connection with an offering. Certain persons may also engage in passive market making transactions as permitted by Rule 103 of Regulation M. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

LEGAL MATTERS

Husch Blackwell Sanders LLP, Kansas City, Missouri, will provide us with an opinion as to the legal matters in connection with the securities we are offering.

EXPERTS

L.L. Bradford & Company, LLC, an independent registered public accounting firm, audited our consolidated financial statements as of December 31, 2008 and for the nine-month transition period ended December 31, 2008 included in our Transition Report on Form 10-KT and Amendment No. 2 on Form 10-KT/A for the transition period from April 1, 2008 to December 31, 2008, which was filed with the SEC on March 31, 2009, as set forth in their report thereon dated March 26, 2009 included therein and incorporated herein by reference, and in reliance upon the authority of said firm as experts in accounting and auditing.

The consolidated balance sheet of VBV LLC and subsidiaries (a development stage company) (predecessor of Green Plains Renewable Energy, Inc.) as of March 31, 2008, and the related consolidated statements of operations, stockholders’ equity and comprehensive income, and cash flows for the year ended March 31, 2008, and for the period from September 28, 2006 (date of inception) to March 31, 2007, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and in reliance upon the authority of said firm as experts in accounting and auditing.

On June 2, 2009, the Company’s Audit Committee selected KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009, and dismissed L.L. Bradford from that role effective upon Green Plains’ filing of its Form 10-Q for the second quarter ending June 30, 2009. This Form 10-Q was filed with the SEC on August 10, 2009.

WHERE YOU CAN FIND MORE INFORMATION

We are a public company and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at Station Place, 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available to the public at the SEC’s website at www.sec.gov, and on our website at www.gpreinc.com. The information contained on our website is not included or incorporated by reference into this prospectus. In addition, our common stock is listed for trading on The NASDAQ Global Market under the symbol “GPRE.”

This prospectus is only part of a Registration Statement on Form S-3 that we have filed with the SEC under the Securities Act of 1933, as amended, and therefore omits certain information contained in the Registration Statement. We have also filed exhibits and schedules with the Registration Statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may:

•

inspect a copy of the Registration Statement, including the exhibits and schedules, without charge at the public reference room;

•

obtain a copy from the SEC upon payment of the fees prescribed by the SEC; or

•

obtain a copy from the SEC’s website or our website.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The documents we are incorporating by reference as of their respective dates of filing are:

•

Our Annual Report on Form 10-KT, filed on March 31, 2009, and any amendments thereto for the nine-month transition period ended December 31, 2008.

•

Our Quarterly Report on Form 10-Q, filed on May 15, 2009, for the quarter ended March 31, 2009.

•

Our Quarterly Report on Form 10-Q, filed on August 10, 2009, for the quarter ended June 30, 2009.

•

Our Quarterly Report on Form 10-Q, filed on November 10, 2009, for the quarter ended September 30, 2009.

•

Our Current Report on Form 8-K, filed on January 21, 2009.

•

Our Current Report on Form 8-K/A, filed on January 21, 2009.

•

Our Current Report on Form 8-K, filed on February 18, 2009.

•

Our Current Report on Form 8-K, filed on March 13, 2009.

•

Our Current Report on Form 8-K, filed on March 17, 2009.

•

Our Current Report on Form 8-K, filed on March 20, 2009.

•

Our Current Report on Form 8-K, filed on March 25, 2009.

•

Our Current Report on Form 8-K, filed on May 11, 2009.

•

Our Current Report on Form 8-K, filed on May 14, 2009.

•

Our Current Report on Form 8-K, filed on May 21, 2009.

•

Our Current Report on Form 8-K, filed on June 5, 2009.

•

Our Current Report on Form 8-K, filed on July 6, 2009.

•

Our Current Report on Form 8-K, filed on August 4, 2009.

•

Our Current Report on Form 8-K, filed on August 10, 2009.

•

Our Current Report on Form 8-K, filed on November 6, 2009.

•

Our Current Report on Form 8-K, filed on November 10, 2009.

•

The description of the registrant’s common stock set forth in the registrant’s registration statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on December 16, 2005, including any amendment or report filed with the Commission for the purpose of updating this description.

You may request, orally or in writing, a copy of these filings, which will be provided to you at no cost, by contacting our investor relations department at our principal executive offices, which are located at 9420 Underwood Ave., Suite 100, Omaha, Nebraska 68114, Attention: Investor Relations, Telephone: (402) 884-8700.

To the extent that any statements contained in a document incorporated by reference are modified or superseded by any statements contained in this prospectus, such statements shall not be deemed incorporated in this prospectus except as so modified or superseded.

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the termination of this offering are incorporated by reference and become a part of this prospectus from the date such documents are filed. Any statement contained in this prospectus or in a document incorporated by reference is modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequent filed document modifies or supersedes such statement.

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission. You should only rely on the information or representations contained in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide information other than that provided in this prospectus and any accompanying prospectus supplement. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any accompanying prospectus supplement is accurate as of any date other than the date on the front of the document.

$100,000,000

Common Stock

Warrants

Debt Securities

Green Plains Renewable Energy, Inc.

The date of this prospectus is _____________, 2009.

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the Company’s estimates (other than the SEC registration fee) of the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions.

Item	Amount
SEC registration fee	$5,580
Legal fees and expenses	40,000*
Accounting fees and expenses	15,000*
Printing fees	10,000*
Transfer agent fees and expenses	5,000*
Miscellaneous fees and expenses	10,000*
Total	$85,580*

* Estimated amounts. The fees incurred in connection with any issuance of securities will be disclosed in the applicable prospectus supplement or Current Report on Form 8-K.

Item 15. Indemnification of Directors and Officers.

The Iowa Business Corporation Act permits us to indemnify our directors, officers, employees and agents, subject to limitations imposed by the Iowa Business Corporation Act. Our Bylaws require us to indemnify directors and officers to the full extent permitted by the Iowa Business Corporation Act.

Under Iowa law, a corporation may indemnify its directors and officers where: (A)(i) the individual acted in good faith; (ii) the individual reasonably believed that (a) in the case of conduct in the individual's official capacity, that the individual's conduct was in the best interests of the corporation or (b) in all other cases, that the individual's conduct was at least not opposed to the best interests of the corporation; and (iii) in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual's conduct was unlawful, or (B) the individual engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation.

We carry insurance policies insuring our directors and officers against certain liabilities that they may incur in their capacity as directors and officers.

We have entered into indemnification agreements with each of our officers and directors. Pursuant to the indemnification agreements, we are required to, among other things, indemnify each indemnitee against all expenses (including, attorneys’ fees, disbursements and retainers, accounting and witness fees and other disbursements and expenses) incurred in connection with certain proceedings that relate to the indemnitee’s service as an officer or director of the Company. Further, we are required to indemnify for expenses incurred by the indemnitee in defense of a proceeding to the extent the indemnitee has been successful on the merits or otherwise. Finally, if the indemnitee is involved in certain proceedings as a result of the indemnitee’s serving as our officer or director, we are required to advance all expenses incurred by or on behalf of the indemnitee in connection with such proceeding, without regard to the indemnitee’s ability to repay the expenses and without regard to the indemnitee’s ultimate entitlement to indemnification under the other provisions of the indemnification agreement; provided, however, that to the extent required by Iowa law, the indemnitee shall repay all the expenses paid to the indemnitee if it is finally determined that the indemnitee is not entitled to be indemnified.

The indemnification agreements contain certain exceptions to our obligation to indemnify. Among these exceptions, we are not obligated to make any indemnity in connection with any claim made against the indemnitee: (i) for which payment has actually been made to or on behalf of the indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provisions, (ii) for an accounting of profits made from the purchase and sale (or sale and purchase) by the indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of state statutory law or common law; (iii) for which indemnitee settles a claim without our consent; (v) for which such indemnitee is finally adjudged to have gained any person profit or advantage to which he or she was not legally entitled; or (vi) for which indemnitee’s conduct is finally adjudged to have been willful misconduct, knowingly fraudulent, deliberately dishonest or in violation of indemnitee’s duty of loyalty to us.

The indemnification agreements also require us to obtain and maintain a policy or policies of insurance with a reputable insurance company providing the indemnitee with coverage for losses from wrongful acts and an indemnitee who is an officer or director shall be named as an insured.

All agreements and obligations of the Company contained in the indemnification agreements shall continue during the period when the officer or director who is a party to an indemnification agreement is an officer or director of the Company (or is serving at the request of the Company as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and shall continue thereafter so long as such director shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative. In addition, the indemnification agreements provide for partial indemnification and advance of expenses.

We have been advised that, in the opinion of the SEC, indemnification for certain liabilities is against public policy as expressed in the Exchange Act and is, therefore, unenforceable.

Item 16. Exhibits.

(a) Exhibits.

Exhibit
Number	Description of Document

1.1*	Form of Underwriting Agreement
3(i).1	Second Amended and Restated Articles of Incorporation of the Company (Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed October 15, 2008)
3(ii).1	Amended and Restated Bylaws of the Company (Incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K filed on October 15, 2008)
3(ii).2	First Amendment to the Amended and Restated Bylaws of the Company (Incorporated by reference to Exhibit 99.2 of the Company’s Current Report on Form 8-K filed on March 13, 2009)
4.1	Shareholders’ Agreement (Incorporated by reference to Appendix F of the Company’s Registration Statement on Form S-4/A filed September 4, 2008)
4.2*	Form of Common Stock Warrant Agreement and Warrant Certificate
4.3*	Form of Senior Indenture
4.4*	Form of Senior Note
4.5*	Form of Subordinated Indenture
4.6*	Form of Subordinated Note
5.1	Opinion of Husch Blackwell Sanders LLP regarding legality of the shares of common stock being registered
23.1	Consent of KPMG LLP
23.2	Consent of L.L. Bradford & Company, LLC
23.3	Consent of Husch Blackwell Sanders LLP (included in Ex. 5.1 to this Registration Statement on Form S-3)
24.1	Power of Attorney (included on signature page hereto)
25.1*	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended*

*

To be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act and incorporated herein by reference.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 % change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free-writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free-writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby further undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance under Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska on November 18, 2009.

GREEN PLAINS RENEWABLE ENERGY, INC.

By: /s/ Todd A. Becker

Todd A. Becker

President and Chief Executive Officer

(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below in so signing also makes, constitutes and appoints Todd A. Becker as true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments (including pre-effective and post-effective amendments) to this registration statement, with exhibits thereto and other documents in connection therewith, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, and hereby ratifies and confirms said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Todd A. Becker	President and Chief Executive Officer and Director	November 18, 2009
Todd A. Becker	(Principal Executive Officer)

/s/ Jerry L. Peters	Chief Financial Officer (Principal Financial	November 18, 2009
Jerry L. Peters	Officer and Principal Accounting Officer)

/s/ Wayne B. Hoovestol	Chairman of the Board	November 18, 2009
Wayne B. Hoovestol

/s/ Jim Anderson	Director	November 18, 2009
Jim Anderson

/s/ Jim Barry	Director	November 18, 2009
Jim Barry

/s/ James F. Crowley	Director	November 18, 2009
James F. Crowley

/s/ Gordon F. Glade	Director	November 18, 2009
Gordon F. Glade

/s/ Gary R. Parker	Director	November 18, 2009
Gary R. Parker

/s/ Brian D. Peterson	Director	November 18, 2009
Brian D. Peterson

/s/ Alain Treuer	Director	November 18, 2009
Alain Treuer

/s/ Michael Walsh	Director	November 18, 2009
Michael Walsh

EXHIBIT INDEX

Exhibit
Number	Description of Document

1.1*	Form of Underwriting Agreement
3(i).1	Second Amended and Restated Articles of Incorporation of the Company (Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed October 15, 2008)
3(ii).1	Amended and Restated Bylaws of the Company (Incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K filed on October 15, 2008)
3(ii).2	First Amendment to the Amended and Restated Bylaws of the Company (Incorporated by reference to Exhibit 99.2 of the Company’s Current Report on Form 8-K filed on March 13, 2009)
4.1	Shareholders’ Agreement (Incorporated by reference to Appendix F of the Company’s Registration Statement on Form S-4/A filed September 4, 2008)
4.2*	Form of Common Stock Warrant Agreement and Warrant Certificate
4.3*	Form of Senior Indenture
4.4*	Form of Senior Note
4.5*	Form of Subordinated Indenture
4.6*	Form of Subordinated Note
5.1	Opinion of Husch Blackwell Sanders LLP regarding legality of the shares of common stock being registered
23.1	Consent of KPMG LLP
23.2	Consent of L.L. Bradford & Company, LLC
23.3	Consent of Husch Blackwell Sanders LLP (included in Ex. 5.1 to this Registration Statement on Form S-3)
24.1	Power of Attorney (included on signature page hereto)
25.1*	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended*

*

To be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act and incorporated herein by reference.